EXHIBIT 10.9


                    RIGHTS AND BENEFITS ASSIGNMENT AGREEMENT


         THIS RIGHTS AND BENEFITS ASSIGNMENT AGREEMENT ("Agreement"), is made effective as of December 14, 2001, between NET INTEGRATED SYSTEMS LTD., a Bermuda corporation ("Assignor"), VANESSA CAPITAL INC, a Belize corporation ("Assignee One"), FIRENZA INVESTMENTS INC., a Belize corporation ("Assignee Two"), and TARULAR, LTD., a Bahamian corporation ("Assignee Three"). Assignee One, Assignee Two and Assignee Three are sometimes herein referred to individually as "Assignee" and collectively as "Assignees." Assignor and/or Assignees are sometimes herein referred to individually as a "party" and collectively as the "parties."

                                 R E C I T A L S
                                 - - - - - - - -

         WHEREAS, this Agreement is entered into in connection with that certain management agreement or agreements (collectively or separately "Management Agreement") of even date herewith between Assignor, as Manager, and Accesspoint Corporation, a Nevada corporation ("APC") and/or Processing Source International, Inc., a California corporation ("PSI"), as the managed companies;

         WHEREAS, Assignor desires to assign certain rights and benefits under the Management Agreement to Assignees;

         WHEREAS, Assignees desire to accept such assignment, subject to the terms and conditions of this Agreement.

         WHEREAS, all parties hereto desire to enter into this Agreement,

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. GRANT OF PROFIT PARTICIPATION RIGHTS. Assignor hereby assigns and grants Assignees the right to receive fifty Percent (50%) of any profit received or gain realized by Assignee from any sale by Assignee of shares of any securities of APC or PSI now owned or hereafter acquired by Assignor pursuant to the exercise of any option agreement between Assignor and any of Tom M. Djokovich, Access Holdings Limited Partnership or Alfred Urcuyo or by way of any other transfer from any of the above persons or entities. Assignor shall promptly pay to Assignees any and all such amounts assigned hereunder as set forth below.

2. CONSULTATION RIGHTS. Assignor hereby agrees to consult with Assignees in all substantially material or significant management decisions to be made by Assignor under the Management Agreement. As used herein substantially material or significant management decisions shall be deemed to include: (i) those items enumerated at Section 2 of the Management Agreement pertaining to manager's duties and authorities, and (ii) those items enumerated at Section 4 of the Management Agreement pertaining to certain acts and events. Assignees shall have the right to provide Assignor with input and advice in such matters, which Assignee agrees


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to give due  consideration  to in its  deliberations,  but Assignor  reserves to itself the unfettered right to make all management decisions in its sole discretion and best business judgment.

3. NOTICE AND PAYMENT. Assignor shall promptly provide Assignees with written notice of the payment or receipt by Assignor of any and all payments or other monetary benefits under the Management Agreement as set forth at Section 1, above, and/or the disposition of any securities of APC or PSI as set forth at
Section 2, above. Assignor shall promptly pay to Assignees the amounts set forth at Sections 1 and 2, above, in United States currency, as contemplated herein.

4. CONFIDENTIALITY. Unless specified in writing otherwise by the party providing the same, all information pertaining to any party hereto or to APC or PSI, is and shall remain confidential. The above information shall include, but not be limited to, all computer programs, software, source codes, computations, data files, algorithms, techniques, processes, designs, specifications, drawings, charts, plans, schematics, computer disks, magnetic tapes, books, files, records, reports, documents, Instruments, agreements, contracts, correspondence, letters, memoranda, financial, accounting, sales, purchase and employment data, capital structure information, business organizational information, and information pertaining to contractors, vendors, suppliers, customers and clients. Notwithstanding the foregoing, confidential information shall not include: (i) any information which is recorded in any county or filed with any public body and available for public inspection or which may be otherwise generally available to the public, through no unauthorized act of any party or its agents or employees; and (ii) information that is required to be disclosed pursuant to applicable law, including any court order or subpoena. all confidential information and other items, whether or not directly furnished or prepared by any party or its agents or employees, is and shall remain the property of the party who originally produced the same. Each party and its agents and employees shall:

         4.1. Not directly or indirectly divulge, disclose, disseminate, distribute, license, sell or otherwise make known any confidential information to any third party or person or entity not expressly authorized or permitted by the providing party to receive such confidential information.

         4.2. Use best efforts to prevent disclosure of any confidential information to any third party and exercise the highest degree of care and discretion in accordance with all express duties hereunder to prevent the same.

         4.3. Except as otherwise set forth herein above, and subject to the provisions of this Agreement pertaining to software escrow and mirror site facilities, not directly or indirectly make any use whatsoever of the confidential information or of any feature, specification, detail or other characteristic contained in or derived from, the confidential information, except for purposes of performing services hereunder.

         4.4. Return to the other parties all confidential information or other items then in its possession or control, or that of its agents or employees, including originals, reproductions, replications and photocopies thereof, at any time upon request by any other party or upon the termination of this Agreement for any reason.

5.       MISCELLANEOUS.


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         5.1.  NON-WAIVER  OF BREACH.  No delay or  failure  by either  party to detect, protest, or remedy the failure of the other party to perform an obligation under this Agreement will constitute a waiver of the aggrieved party's rights. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder will be effective, except pursuant to a written instrument signed in advance by an authorized officer of the party or parties waiving compliance; any such waiver will be effective only in the specific instance and for the specific purpose specified in such writing.

         5.2. RELATIONSHIP OF PARTIES. Nothing contained herein will be deemed or construed as creating a joint-venture, franchise, partnership, agency or similar relationship between the parties. All parties agree that no other party or parties hereto may bind any other party or parties to any legal obligation hereunder, or otherwise act on behalf of any party or parties purported to be bound, without the prior written consent of the party or parties to be bound.

         5.3. HEADINGS NOT CONTROLLING; SEVERABILITY; LANGUAGE OF THE CONTRACT. The headings of this Agreement are provided for convenience and will not control the interpretation of the Agreement. In the event that any provision hereof is found invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement will remain valid and enforceable. All parties agree that the English language shall be the language for interpretation of this Agreement.

         5.4. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter of the Agreement and supersedes any prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which are merged herein. This Agreement may not be amended or in any way altered except by a written instrument signed by the party to be charged.

         5.5. NOTICES. Any notices permitted, or required to be given between the parties hereto will be made in writing and sent by certified, return-receipt-requested mail, or by hand delivery with receipt obtained. Except as specifically provided above, notices will be deemed delivered on the date of receipt. Notices will be sent to the addresses noted below which may be changed upon written notice:

         To Assignee One:

                           VANESSA CAPITAL INC.
                           P.O. Box N-1836, #B5
                           Nassau, Bahamas


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         To Assignee Two:

                           FIRENZA INVESTMENTS INC.
                           P.O. Box N-1836, #B5
                           Nassau, Bahamas

         To Assignee Three:

                           TARULAR, Ltd.
                           P.O. Box N-3247
                           Nassau, Bahamas




         To Assignor:

                           NET INTEGRATED SYSTEMS, INC.
                           Sofia House
                           48 Church Street
                           Hamilton HM GX
                           BERMUDA

                  With copy to (which copy shall not constitute notice):

                           William R. Barber
                           c/o  Sheraton Gateway Hotel
                           Penthouse Suite
                           6101 W. Century Boulevard
                           Los Angeles, California 90045
                           Telephone:  (310) 642-4087
                           Facsimile:  (310) 649-1156


         5.6 SPECIFIC PERFORMANCE. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance without the necessity of posting a bond or other security, and the parties each expressly waive the defense that a remedy in damages will be adequate.

         5.7. RECOVERY OF LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement,


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the successful or prevailing party or parties shall be entitled to recover as an element of their damages, reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

         5.8. ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of all remaining parties hereto. To the extent such consent to assignment shall be obtained, this Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns.

         5.8. GOVERNING LAW; VENUE. This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of Bermuda, without regard to or application of conflict of laws principles. Venue in any action arising by reason of this Agreement shall lie exclusively in Hamilton, Bermuda, or such judicial or jurisdictional court division in which the City of Hamilton, Bermuda may otherwise lie.

         5.9. FORUM SELECTION. Any litigation hereunder shall be brought and litigated exclusively in the courts sitting in Hamilton, Bermuda, or such judicial or jurisdictional court division in which the City of Hamilton, Bermuda may otherwise lie. All parties hereto consent to the personal jurisdiction of such courts and waive any defense of forum non conveniens. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

         IN WITNESS WHEREOF, the parties hereto have made this Agreement effective as of the date first above written, and that they have read, understood, agreed to be bound by, and received a copy of, this Agreement.


                                    ASSIGNOR:

                                    NET INTEGRATED SYSTEMS LTD.,
                                    a Bermuda corporation



                                    By:/s/WILLIAM R. BARBER
                                    ----------------------------
                                    William R. Barber, President


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                                  ASSIGNEE ONE:

                                  VANESSA CAPITAL INC.,
                                  a Belize corporation


                                  By:/s/TOM M. DJOKOVICH
                                  -------------------------
                                  Tom M. Djokovich, Officer



                                  ASSIGNEE TWO:

                                  FIRENZA INVESTMENTS INC.,
                                  a Belize corporation



                                  By:/s/JAMES W. BENTLEY
                                  -------------------------
                                  James W. Bentley, Officer



                                  ASSIGNEE THREE:

                                  TARULAR, Ltd.
                                  a Bahamian corporation


                                  By:/s/ALFRED URCUYO
                                  ------------------------
                                  Alfred Urcuyo, Officer


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